UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2007

KBS REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant specified in its charter)

Maryland	000-52606	20-2985918
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information required by Item 1.01 is included in Item 2.03 below and is incorporated by reference herein.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION

On September 20, 2007, KBS Real Estate Investment Trust, Inc. (the “Company”), through two wholly owned subsidiaries, KBS Industrial Portfolio, LLC and KBS ADP Plaza, LLC, (the “Borrowers”), completed the secured financing of three distribution and office/warehouse properties containing approximately 706,773 rentable square feet located in Minnesota, Texas and Georgia (the “Cardinal Health Building,” the “Corporate Express Building” and the “Hartman Business Center One,” respectively). The Company acquired the Cardinal Health Building, the Corporate Express Building and the Hartman Business Center One on July 25, 2007, as part of its acquisition of nine distribution and office/warehouse properties located in six states (the “Opus National Industrial Portfolio”).

The Company obtained six-year financing in the amount of approximately $20.9 million at a fixed interest rate of 5.56% per annum from a financial institution. The loan matures on October 1, 2013. Monthly installments on the loan are interest-only and the entire principal amount is due on the maturity date, assuming no prior principal prepayment. The Borrowers have the right to prepay the entire loan one year after October 1, 2007 by providing 30 days written notice of election to prepay the note, and upon payment of a prepayment premium equal to the greater of (a) 1.00% of the outstanding principal amount of the note or (b) the present value of the note (calculated as of the prepayment date at a discount rate equal to the yield of U.S. Treasuries with maturity equal to the remaining term of the note plus 0.50%) less the amount of principal being prepaid. The loan is currently secured by the Cardinal Health Building, the Corporate Express Building and the Hartman Business Center One.

In connection with the secured financing, the Company entered into a collateral substitution agreement which provides that upon payment of a collateral substitution fee of $10,000, the Company may substitute replacement property of equal or greater value as security for the loan, including without limitation, two four-story office buildings containing approximately 180,772 rentable square feet located in Portland, Oregon (the “ADP Plaza”). The Company entered into an agreement to acquire the ADP Plaza on August 7, 2007. Pursuant to the purchase and sale agreement, the Company would be obligated to purchase the property only after satisfactory completion of agreed upon closing conditions. There can be no assurance that the Company will complete the acquisition of the ADP Plaza.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST, INC.

Dated: September 26, 2007	BY:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer